UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 8, 2011

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana		59401
(Address of principal executive offices)		(Zip Code)

(406) 791-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 8, 2011, Independence Oil & LP Gas, Inc. (“Independence”), one of our subsidiaries, entered into an Appointment of Agent for Wholesale Propane Purchases Agreement (the “Agreement”) with John D. Oil and Gas Marketing Company, LLC (“JDOG Marketing”), an entity owned and controlled by Richard M. Osborne, our Chief Executive Officer and Chairman of the Board of Directors, whereby Independence appointed JDOG Marketing as its agent for procuring liquefied propane gas from wholesale suppliers. The transaction was approved by the independent members of our Board of Directors.

Pursuant to the Agreement, JDOG Marketing is Independence’s exclusive agent for the purpose of obtaining propane from wholesale suppliers and is responsible for monitoring the inventory levels in Independence’s propane storage tank facilities. Independence will pay JDOG Marketing an agency fee of $0.02 per gallon of propane purchased. The Agreement became effective on December 1, 2011 and it ends on September 30, 2012.

The summary of the Agreement contained in this report is not complete and is subject to, and qualified in its entirety by, the Agreement filed as Exhibit 10.1 to this report, which is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Appointment of Agent for Wholesale Propane Purchases, dated December 8, 2011, by and between Independence Oil & LP Gas, Inc. and John D. Oil and Gas Marketing Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Chief Financial Officer

Dated: December 14, 2011

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